Exhibit 5.1

Yvan-Claude Pierre

+1 212 479 6721

ypierre@cooley.com

November 19, 2025

Olema Pharmaceuticals, Inc.

780 Brannan Street

San Francisco, California 94103

Ladies and Gentlemen:

We have acted as counsel to Olema Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of 11,500,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), including up to 1,500,000 Shares that may be sold pursuant to the exercise of an option to purchase additional Shares, pursuant to the Registration Statement on Form S-3 (File No. 333-284146) (the “Initial Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”), a related registration statement on Form S-3 (File No. 333-291636) filed with the Commission on November 18, 2025, pursuant to Rule 462(b) under the Securities Act (together with the Initial Registration Statement, the “Registration Statements”), the base prospectus included in the Initial Registration Statement (the “Base Prospectus”) and the prospectus supplement with respect to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”).

In connection with this opinion, we have examined and relied upon the Registration Statements, the Prospectus, the Company’s certificate of incorporation and bylaws, each as currently in effect, and such other records, documents, opinions, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by all persons other than the Company. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed solely with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, in reliance thereon and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares, when sold and issued against payment therefor in accordance with the Registration Statements and the Prospectus, will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Cooley LLP 55 Hudson Yards New York, New York 10001-2157

t: (212) 479-6000 f: (212) 479-6275 cooley.com

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We consent to the reference to our firm under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission for incorporation by reference into the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

COOLEY LLP

By:	/s/ Yvan-Claude Pierre
Yvan-Claude Pierre

Cooley LLP 55 Hudson Yards New York, New York 10001-2157

t: (212) 479-6000 f: (212) 479-6275 cooley.com